DIABETES
RESEARCH
INSTITUTE

1450 NW 10 AVENUE
MIAMI. FL 33136
PHONE: 305 / 243-6913
FAX: 305 / 243-4404

MAILING ADDRESS
PO BOX 016960 (R-134)
MIAMI, FL. 33101

DIABETES RESEARCH INSTITUTE
UNIVERSITY OF MIAMI

March 28, 2022

Food and Drug Administration
Center for Biologics Evaluation and Research
Document Control Center, 10903
New Hampshire Avenue, Bldg. 71, Rm. G112
Silver Spring, MD 20993-0002

Re: **IND 19757 Serial No. 0018 - Change in Complete Ownership**
Investigational Product - Umbilical cord-derived Mesenchymal Stem Cells (UC-MSCs)
Protocol Title: Phase IIb/III Trial of Umbilical cord-derived Mesenchymal Stem Cells for Patients with COVID-19

ATTN: Virginia Ocampo, Regulatory Project Manager

Dear Center Director and Reviewer(s):

Per 21 CFR § 312, enclosed you will find, a change in ownership for Investigational New Drug Application (IND) #19757. All rights of the application have been transferred to the new owner **Therapeutic Solutions International**, 4093 Oceanside Blvd B, Oceanside, CA 92056. Tel 858 353 4303

The date that the new ownership will become effective is March 28, 2022. On that date, all rights shall be transferred to Therapeutic Solutions International as the new owner. I have provided Therapeutic Solutions International with a complete copy of the IND files and I commit to inform all active investigators of the change in ownership.

If you have any questions about the material included in this submission, please do not hesitate to contact me or my authorized regulatory officers [redacted]

Thank you for incorporating this communication into the IND file.

Sincerely,

Camillo Ricordi, M.D., FNAI
Stacy Joy Goodman Professor of Surgery
Distinguished Professor of Medicine
Professor of Biomedical Engineering, Microbiology & Immunology
Director, Diabetes Research Institute and Cell Transplant Center, University of Miami
ricordi@miami.edu, Cell: 305.582.7151

Enclosures:
1. FDA Form 1571
2. Letter of acceptance and assurance from the new owner

cc: Thomas Ichim, Ph.D., Therapeutic Solutions International

UNIVERSITY
OF MIAMI
LEONARD M.
MILLER SCHOOL OF
MEDICINE